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                                                                   Exhibit 10.59

                                 PROMISSORY NOTE
                                 ---------------

                                  July 26, 2001
$1,063,941.33                                            Westboro, Massachusetts
                                                         -----------------------

     For value received, William P. Ferry (the "Borrower") promises to pay to the order of ePresence, Inc., a Massachusetts corporation (the "Company"), at the offices of the Company or such other place as the Company hereafter shall designate One Million Sixty-Three Thousand Nine Hundred Forty-One Dollars and Thirty-Three Cents ($1,063,941.33). This Promissory Note consolidates and replaces the two prior Promissory Notes issued by the Borrower to the Company on November 16, 2000 in the principal amount of $836,772.25, and on December 21, 2000 in the principal amount of $192,899.70. This Promissory Note is being issued pursuant to Amendment No. 5 to the Employment Agreement between the Borrower and the Company. Simple interest shall accrue on the unpaid balance from time to time outstanding, which interest rate shall be adjusted each month to the then applicable Federal rate, beginning on the date hereof. Except as otherwise provided herein, the principal amount of and all accrued interest on this Note shall be repaid in full 90 days after the Borrowers employment with the Company is terminated; provided (a) subject to the Borrower's employment by the Company on each applicable annual anniversary date of this note, 20% of the principal amount of this Note plus interest accrued during each annual period shall be forgiven by the Company, and (b) if a Change in Control (as defined in Subsection (a) of Section 8 of that certain Employment Agreement between the Borrower and the Company dated February 4, 1997, as amended) occurs during the term of such Agreement, the amount of this Note plus all accrued interest outstanding shall be forgiven by the Company.

     At the option of the Company, this Note shall become immediately due and payable without notice or demand upon the institution by the Borrower of any proceedings under the United States Bankruptcy Code or the pendency of any bankruptcy or insolvency proceeding against the Borrower for a period of 60 days from the institution thereof or the making by the Borrower of an assignment for the benefit of creditors (the "Events of Default").

     Upon the occurrence of any of the Events of Default, the Company shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

     In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Borrower such payment shall be treated as a payment of principal.

     All payments by the Borrower under this Note shall be made without set-off or counterclaim and shall be free and clear and without deduction or withholding for any taxes or fees of any nature whatsoever, unless the obligation to make such deduction or withholding is imposed by law. The Borrower shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

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     Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, interest, premium or penalty in such order and manner as shall be determined by the holder in its discretion.

     No reference in this Note to any other document shall impair the obligation of the Borrower, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

     No delay or omission on the part of the Company in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Company, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and also waives any delay on the part of the Company. No discharge or release of any other party primarily or secondarily liable hereon shall discharge or otherwise affect the liability of the Borrower to the Company.

     None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Borrower expressly referring hereto and setting forth the provision so excluded, modified or amended.

     The Borrower will pay on demand all costs of collection, including reasonable attorney's fees, incurred by the Company in enforcing the obligations created by this Note.

     This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their heirs, successors and representatives, and shall inure to the benefit of the Company and its successors, endorsees and assigns.

     This Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. This Note shall be deemed to be under seal.

WITNESS:                                         BORROWER:

Signed in my Presence:
/s/ Richard M. Spaulding                         /s/ William P. Ferry
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NAME                                             William P. Ferry

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